EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2005, except for Note 23, for which the date is March 10, 2005, in the Registration Statement on Form SB-2 of iBIZ Technology Corp.





/s/ Farber & Hass LLP
---------------------
Camarillo, California
March 17, 2005